Exhibit 5.1

Legal Counsel.
DINSMORE & SHOHL LLP 255 East Fifth Street, Suite 1900 Cincinnati, Ohio 45202

September 23, 2025

LCNB Corp.

2 North Broadway

Lebanon, Ohio 45036

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to LCNB Corp., an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) in connection with the registration of an (A) indeterminate amount of: (i) shares of common stock, no par value (the “Common Shares”); (ii) shares of preferred stock, no par value (the “Preferred Shares”), which may include designated preferred stock (“Designated Preferred Stock”); (iii)senior debt securities (“Senior Debt Securities”) issuable by the Company pursuant to a senior indenture, which will be entered into with a trustee to be named in the senior indenture (the “Senior Indenture”); (iv) subordinated debt securities (“Subordinated Debt Securities”) issuable by the Company pursuant to a subordinated indenture, which will be entered into with a trustee to be named in the subordinated indenture (the “Subordinated Indenture”); (v) warrants to purchase Common Shares, Preferred Shares, Senior Debt Securities, Subordinated Debt Securities, or any combination of the foregoing (“Warrants”); and (B) 400,000 additional Common Shares (the “DRIP Shares”), pursuant to the Company’s Second Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”): (i) the Registration Statement; (ii) the Amended and Restated Articles of Incorporation of the Company, as currently in effect (the “Articles”); (iii) the Code of Regulations of the Company, as currently in effect (the “Code of Regulations”); and (iv) the Plan. In addition, we have examined such authorities of law and other documents and matters as we have deemed necessary or appropriate for purposes of this opinion. We have also relied upon such oral or written statements and representations of officers and other representatives of the Company and examined such certificates of public officials and authorities of law as we have deemed relevant as a basis for this opinion.

In our examinations of the aforesaid documents and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, (i) the genuineness of all signatures, the legal capacity of all individuals who have executed and delivered any of the aforesaid documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; and (ii) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us.

We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

LCNB Corp.

September 23, 2025

In addition, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act, (ii) a prospectus supplement and/or any required pricing supplement will have been filed with the Securities and Exchange Commission describing the securities offered thereby, (iii) all securities will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and any applicable pricing supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any securities offered will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (v) any securities issuable upon conversion, exchange, redemption or exercise of any securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (vi) with respect to Common Shares or Preferred Shares offered, there will be sufficient unissued Common Shares or Preferred Shares authorized under the Company’s Articles and not otherwise reserved for issuance at the time of issuance thereof, (vii) in the case of a Senior Indenture, Subordinated Indenture, Warrant Agreement or other agreement pursuant to which any securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein, (viii)  upon the issuance of any DRIP Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares authorized under the Articles (as then in effect) and not otherwise reserved for issuance, and (ix) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

As used herein, the phrase “validly issued” means that the particular action has been authorized by all necessary corporate action of the Company and that the Company has the corporate authority to take such action under Chapter 1701 of the Ohio Revised Code and the Company’s Articles and Code of Regulations.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that:

1.	The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Ohio.

2.

The Common Shares have been duly authorized, and when: (i) the Registration Statement has become effective under the Act, (ii) the terms of the sale of the Common Shares have been duly established in conformity with the Company’s Articles so as not to violate any applicable law or result in a default under or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the Common Shares have been duly issued and sold as contemplated by the Registration Statement, then the Common Shares will be validly issued, fully paid and nonassessable.

3.

The Preferred Shares, including the Designated Preferred Stock, have been duly authorized, and when: (i) the Registration Statement has become effective under the Act, (ii) a certificate of amendment to the Company’s Articles has been duly filed with the Secretary of State of the State of Ohio, as necessary, (iii) the terms of the Preferred Shares and of their issuance and sale have been duly established in conformity with the Company’s Articles so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Preferred Shares have been duly issued and sold as contemplated by the Registration Statement, then the Preferred Shares will be validly issued, fully paid and nonassessable.

4.

With respect to the Senior Debt Securities, when: (i) the Registration Statement has become effective under the Act, (ii) the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the Senior Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, then the Senior Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

LCNB Corp.

September 23, 2025

5.

With respect to the Subordinated Debt Securities, when: (i) the Registration Statement has become effective under the Act, (ii) the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the Subordinated Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, then the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.

With respect to the Warrants, when: (i) the Registration Statement has become effective under the Act, (ii) the warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered substantially in the form filed as an exhibit to the Registration Statement, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement and the Warrant Agreement, then the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.

The issuance of the DRIP Shares has been duly authorized and, when and if delivered against payment therefor in accordance with the Registration Statement and the Plan, the DRIP Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Ohio, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter of the agreements and documents referred to herein, including without limitation the enforceability of the governing law provisions contained in such agreements and documents. We understand that prior to offering for sale any securities pursuant to the Registration Statement you will advise us in writing of the terms of such offering and of such securities, will afford us the opportunity to review the operative documents pursuant to which the securities are to be offered, sold and issued, and we may deliver such supplement or amendment to this opinion as we may consider reasonably necessary or appropriate by reason of the terms of such offering or securities, including without limitation reliance upon other counsel admitted in such jurisdictions as may be relevant to our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. By giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, DINSMORE & SHOHL LLP /s/ Dinsmore & Shohl LLP